[FORM OF]

AMENDMENT NO. 5
TO THE
SUBADVISORY AGREEMENT


       This AMENDMENT NO. 5 to the SUBADVISORY
AGREEMENT ("Amendment") is dated as of December 1, 2016, by and between SUNAMERICA ASSET MANAGEMENT, LLC, a Delaware limited liability company (the "Adviser"), and WELLINGTON MANAGEMENT COMPANY LLP, a
Delaware limited liability partnership (the "Subadviser").

WITNESSETH:

       WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

	WHEREAS, the Trust is registered under the Investment
Company Act of 1940, as amended (the "Act"), as an open-end management investment company; and

       WHEREAS, the Adviser and the Subadviser are parties to a Subadvisory Agreement dated January 1, 1999, as amended from time to time (the "Subadvisory Agreement"), pursuant to which the Subadviser furnishes investment advisory services to the investment series of the Trust, as listed on Schedule A to the Subadvisory Agreement; and

	WHEREAS, the Adviser and the Subadviser wish to amend and restate Schedule A to the Subadvisory Agreement as attached hereto.

       NOW, THEREFORE, the parties hereby agree as follows:

       1.	Schedule A to the Subadvisory Agreement is
hereby amended and restated as attached hereto.

       2.	This Amendment may be executed in two or more
counterparts, each of which shall be an original and all of which together shall constitute one instrument.

       3.	Except as expressly supplemented, amended or
consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Subadvisory Agreement shall remain unchanged and shall continue to be in full force and effect.

       4.	Capitalized terms used but not defined herein shall
have the meanings assigned to them in the Subadvisory
Agreement.

       [Remainder of Page Intentionally Left Blank]


IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.


SUNAMERICA ASSET MANAGEMENT, LLC



By:
_____________________

Name:
Title:


WELLINGTON MANAGEMENT COMPANY LLP



By:
_____________________

Name:
Title:



SCHEDULE A

Effective December 1, 2016


Portfolios				Annual Fee
					(as a percentage of the average
					daily net assets the Subadviser
					manages in the portfolio)



Multi-Managed Growth Portfolio*		0.225% first $100 million
					0.125% next $100 million
					0.10% over $200 million



Multi-Managed Moderate Growth		0.225% first $100 million
Portfolio*				0.125% next $100 million
					0.10% over $200 million



Multi-Managed Income/Equity 		0.225% first $100 million
Portfolio*				0.125% next $100 million
					0.10% over $200 million


Multi-Managed Income Portfolio*		0.225% first $100 million
					0.125% next $100 million
					0.10% over $200 million



Large-Cap Value Portfolio		0.40% first  $100 million
					0.30% next $100 million
					0.25% over $200 million



Mid-Cap Growth Portfolio		0.375% first $50 million
					0.275% next $100 million
					0.20% next $350 million
					0.15% over $500 million



Diversified Fixed Income Portfolio	0.225% first $50 million
					0.135% over $50 million



Real Return Portfolio			0.15% first $250 million
					0.10% next $250 million
					0.09% over $500 million

* Based on the aggregate assets it manages for the Seasons
  Multi-Managed Portfolios.